UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2010

INVIVO THERAPEUTICS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52089 (Commission File No.)	36-4528166 (IRS Employer Identification No.)

One Broadway, 14th Floor
Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 475-1520
(Registrant’s telephone number, including area code)

Design Source, Inc., 100 Europa Drive, Suite 455, Chapel Hill, NC 27517
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 10, 2010 and December 3, 2010, InVivo Therapeutics Holdings Corp., a Nevada corporation (the “Company”), completed the final two closings (collectively, the “Additional Closings”) of its recently announced private placement of equity securities.  At the Additional Closings, the Company offered and sold an aggregate of 2,485,903 units (“Units”), at a price of $1.00 per Unit, to accredited investors (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”)). Each Unit consists of one share of Common Stock of the Company, $0.00001 par value per share (the “Common Stock”), and a warrant to purchase one share of Common Stock.  Each investor entered into a Subscription Agreement (each, a “Subscription Agreement”) with the Company in connection with each person’s investment at the Additional Closings.  The warrants (the “Investor Warrants”) are exercisable for a period of five years at a purchase price of $1.40 per share of Common Stock.

The Company intends to use the net proceeds of approximately $2,157,106 from the Additional Closings for working capital and general corporate purposes.

As was previously announced, on October 26, 2010, the Company completed the first closing of the private placement of Units, at which 10,514,097 Units at a price of $1.00 per Unit were sold to accredited investors for total cash consideration of $10,514,097, which included the conversion of $504,597 of outstanding principal and accrued interest under certain bridge notes.

The offer, sale and issuance to the investors of the shares of units and the shares of Common Stock issuable upon the exercise of the Investor Warrants at the Additional Closings have been made in reliance on the statutory exemption from registration in Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D and Regulation S promulgated thereunder, have not been registered under the 1933 Act, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the 1933 Act and applicable state securities laws.

The Company paid Spencer Trask Ventures, Inc., its placement agent, a cash commission of 10% of the funds raised from such investors at the Additional Closings. In addition, the placement agent received a non-accountable expense allowance equal to 3% of the proceeds raised in the Additional Closings as well as warrants to purchase a number of shares of Common Stock equal to 20% of the Units sold to investors in the Additional Closings. As a result of the foregoing arrangement, at the Additional Closings, the placement agent was paid commissions and expenses of $323,127 and was issued warrants to purchase (i) 497,181 shares of Common Stock at an exercise price of $1.00 per share and (ii) 497,181 shares of Common Stock at an exercise price of $1.40 per share. The warrants issued to the placement agent have no registration rights and contain weighted average anti-dilution and immediate cashless exercise provisions.

For all three closings, the Company raised total gross proceeds of $13 million and total net proceeds of $10,913,954. The Company issued 13 million shares and 13 million warrants exercisable at $1.40 to investors in the private placement. The placement agent was paid total cash consideration of $1,690,000 and was issued warrants to purchase 2,600,000 shares of Common Stock at an exercise price of $1.00 per share and warrants to purchase 2,600,000 shares of Common Stock at an exercise price of $1.40 per share.

The Company entered into a registration rights agreement with the investors at the Additional Closings. Under the terms of the registration rights agreement, the Company agreed to file a registration statement covering the resale of the Common Stock underlying the Units and the Common Stock that is issuable on exercise of the Investor Warrants (but not the Common Stock that is issuable upon exercise of the warrants issued as compensation to the placement agent in connection with the Additional Closings) within 90 days from the final closing date of the private placement (the “Filing Deadline”), and shall use commercially reasonable efforts to cause the registration statement to become effective no later than 180 days after it is filed (the “Effectiveness Deadline”).

The Company agreed to use reasonable efforts to maintain the effectiveness of the registration statement through the one year anniversary of the date the registration statement is declared effective by the Securities and Exchange Commission, or until Rule 144 of the 1933 Act is available to investors in the Offering with respect to all of their shares, whichever is earlier. If the Company does not meet the Filing Deadline or Effectiveness Deadline, the Company will be liable for monetary penalties equal to one-half of one percent (0.5%) of each investor’s investment in the offering on every thirty (30) day anniversary of such Filing Deadline or Effectiveness Deadline failure until such failure is cured. The payment amount shall be prorated for partial thirty (30) day periods. The maximum aggregate amount of payments to be made by the Company as the result of such shall be an amount equal to 9% of each investor’s investment amount. Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the investor’s registrable securities may be sold by such investor under Rule 144 or pursuant to another exemption from registration.

Moreover, no such payments shall be due and payable with respect to any registrable securities the Company is unable to register due to limits imposed by the SEC’s interpretation of Rule 415 under the 1933 Act. The holders of any registrable securities removed from the registration statement as a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for those shares of Common Stock with respect to any registration statement filed by the Company following the effectiveness of the registration statement which would permit the inclusion of these shares.

Each Investor Warrant entitles the holder to purchase one share of Common Stock at a purchase price of $1.40 during the five (5) year period commencing on the issuance of the Investor Warrants. The Investor Warrants may be called by the Company at any time the Common Stock trades above $2.80 for twenty (20) consecutive days following the effectiveness of the registration statement covering the resale of the shares underlying the Investor Warrant. The Investor Warrants can only be called if a registration statement registering the shares underlying the Investor Warrants is in effect at the time of the call.

The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The Investor Warrants may be exercised on a cashless basis commencing one year after issuance if no registration statement registering the shares underlying the Investor Warrants is then in effect.  The placement agent shall receive a warrant solicitation fee equal to 5% of the funds solicited by the placement agent upon exercise of the Investor Warrants if the Company elects to call the Investor Warrants. The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including a weighted average adjustment in the event of future issuances of the Company’s equity securities at a price less than the exercise price of the Investor Warrant, in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein. This Current Report on Form 8-K is being filed pursuant to and in accordance with Rule 135c of the 1933 Act.

The foregoing descriptions of the registration rights agreement, Investor Warrants, Subscription Agreement and placement agent warrants and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, instruments and documents, which are filed herewith or incorporated herein by reference from other filings with the Securities and Exchange Commission, each of which is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InVivo Therapeutics Holdings Corp.

Date: December 9, 2010	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Form of Investor Warrant of InVivo Therapeutics Holdings Corp., filed as Exhibit 4.3 with the Company’s Current Report on Form 8-K dated October 26, 2010 (File No. 000-52089), which is incorporated herein by reference.

4.2	Form of Warrant of InVivo Therapeutics Holdings Corp. ($1.00 exercise price) issued to Placement Agent.

4.3	Form of Warrant of InVivo Therapeutics Holdings Corp. ($1.40 exercise price) issued to Placement Agent.

10.1	Form of Subscription Agreement, by and between InVivo Therapeutics Holdings Corp. and the investors in the offering.

10.2
Form of Registration Rights Agreement, by and between InVivo Therapeutics Holdings Corp. and the investors in the offering., filed as Exhibit 10.4 with the Company’s Current Report on Form 8-K dated October 26, 2010 (File No. 000-52089), which is incorporated herein by reference.

10.3	Finder’s Fee Agreement dated August 18, 2010, between InVivo Therapeutics Corp. and Placement Agent.

10.4	Placement Agent Agreement dated October 4, 2010, among InVivo Therapeutics Corp., Design Source, Inc. and Placement Agent.

10.5	Finder’s Fee Agreement dated October 26, 2010, between InVivo Therapeutics Corp. and Placement Agent.

10.6	Master Services Agreement dated October 26, 2010, between InVivo Therapeutics Corp. and Placement Agent.

10.7	Form of Lock-Up Agreement.

99.1	Press Release of the Company, dated December 6, 2010.